January 22, 2009

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tamera Gjesdal	Daryl Bible	Bob Denham
Senior Vice President	Sr. Exec. Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Corporate Communications
(336) 733-3058	(336) 733-3031	(336) 733-1475

BB&T reports 2008 net income of $1.5 billion;

Earnings per common share total $2.71

     WINSTON-SALEM, N.C. -- BB&T Corporation (NYSE: BBT) reported today earnings for the fourth quarter and the full year 2008. For the fourth quarter, net income totaled $305 million and net income available to common shareholders totaled $284 million, or $.51 per diluted common share, compared with $411 million, or $.75 per diluted common share, earned during the fourth quarter of 2007.

     “The year 2008 was very challenging and credit deterioration remains a significant concern; however, BB&T’s performance ranks among the top performers in the financial services industry,” said Chief Executive Officer Kelly S. King. “Even though the cost of the current credit cycle has depressed earnings, our overall results reflect a number of positive developments and demonstrate that BB&T is gaining market share and growing. We are implementing initial plans to deploy the capital invested in BB&T in connection with the U.S. Treasury’s Capital Purchase Program, which include specific lending programs where we are actively seeking new borrowers. In addition, our pretax pre-provision earnings increased 10.6% in the fourth quarter compared to the same period last year and we generated positive operating leverage for the year. These indicators demonstrate solid underlying performance and consistent earnings power.

     “Other positives from the quarter include an improvement in the net interest margin compared to the third quarter, solid production from lending and deposit gathering efforts as we continue to benefit from a flight to quality in our markets, healthy growth in many of our fee income producing businesses, industry-leading capital levels, and an improvement in efficiency.”

     Operating earnings available to common shareholders for the fourth quarter of 2008 totaled $243 million, or $.44 per diluted common share, compared with $415 million, or $.75 per diluted common share for the fourth quarter 2007. The 2008 results exclude $66 million in after-tax securities gains, $39 million in after-tax other than temporary impairment charges, $17 million in net after-tax gains related to a settlement with the Internal Revenue Service in connection with leveraged lease transactions and $3 million in net after-tax merger-related and restructuring charges.

     Cash basis performance measures exclude the unamortized balances of intangibles from assets and shareholders’ equity, and exclude the amortization of intangibles, the net amortization of purchase accounting

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mark-to-market adjustments, merger-related and restructuring charges or credits and nonrecurring items from earnings. Cash basis basic earnings per common share were $.47 for the fourth quarter compared to $.79 earned in the fourth quarter last year. Cash basis operating results for the fourth quarter of 2008 produced annualized returns on average tangible assets and average common tangible shareholders’ equity of .81% and 13.45%, respectively, compared to prior year returns of 1.37% and 24.03%, respectively.

     GAAP and operating results for the fourth quarter of 2008 include a $528 million provision for credit losses, which exceeds net charge-offs by $214 million. The provision resulted in an increase in the allowance for loan and lease losses as a percentage of loans and leases held for investment to 1.62% at Dec. 31, 2008 compared to 1.45% at Sept. 30, 2008.

     For the full year 2008, BB&T’s net income available to common shareholders was $1.50 billion compared to $1.73 billion earned in 2007, a decrease of 13.6% . Diluted earnings per common share for 2008 totaled $2.71, a decrease of 13.7% compared to $3.14 earned in 2007. Excluding net after-tax merger-related and restructuring charges or credits and nonrecurring items from 2008 and 2007, operating results for 2008 totaled $1.38 billion, a decrease of 21.3% compared to $1.75 billion earned in 2007. Diluted operating earnings per common share totaled $2.49 in 2008, a decrease of 21.5% compared to $3.17 earned in 2007.

Nonperforming Assets and Credit Losses Increase

     “As anticipated, levels of nonperforming assets and credit losses increased further during the quarter as a result of the distressed residential real estate markets and economic recession,” said King. “These credit issues required an increase in the allowance for loan and lease losses which reduced fourth quarter earnings. While it is difficult to know the full extent of the economic downturn and the resulting impact on BB&T’s credit quality, we expect further increases in nonperforming assets and net charge-offs into 2009.”

     Nonperforming assets, as a percentage of total assets, increased to 1.34% at Dec. 31, 2008, compared to 1.20% at Sept. 30, 2008. Annualized net charge-offs were 1.29% of average loans and leases for the fourth quarter of 2008, up from 1.00% in the third quarter. Excluding losses incurred by BB&T’s specialized lending subsidiaries, annualized net charge-offs for the current quarter were 1.06% of average loans and leases compared to .82% in the third quarter of 2008.

     The provision for credit losses totaled $528 million in the fourth quarter of 2008, an increase of $344 million compared to the same quarter last year, and exceeded net charge-offs by $214 million. The higher provision increased the allowance for loan and lease losses as a percentage of loans held for investment to 1.62% at Dec. 31, 2008, compared to 1.45% at Sept. 30, 2008, and 1.10% at Dec. 31, 2007. The increases in net charge-offs, nonperforming assets and the provision for credit losses were driven by continued deterioration in residential real estate markets and the overall economy with the largest concentration of credit issues occurring in Georgia, Florida and metro Washington, D.C.

BB&T Begins Efforts to Effectively Deploy Treasury Capital Investment

     During the fourth quarter of 2008, the U.S. Treasury invested $3.1 billion in BB&T through the Capital Purchase Program (“CPP”). In compliance with the terms and conditions of the program, BB&T has incrementally increased loans and investments, as evidenced by significant balance sheet growth, which totaled $10.8 billion excluding trade date accounting for investments at Dec. 31, 2008. The additional lending programs include efforts in corporate banking, consumer lending, insurance premium finance and equipment leasing. Loans and leases increased $2.0 billion during the fourth quarter and the pace of loan growth accelerated late in the quarter. BB&T will continue to provide incremental lending to qualified borrowers.

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Capital Levels Grow Significantly in 4th Quarter

     BB&T’s regulatory capital levels increased significantly at Dec. 31, 2008. BB&T’s leverage ratio was 9.7%, up from 7.6% last quarter. In addition, BB&T’s Tier 1 risk-based capital and total risk-based capital ratios were 12.0% and 17.1%, respectively, up from 9.4% and 14.4%, respectively, at Sept. 30, 2008. These increases reflect the $3.1 billion of capital invested by the U.S. Treasury in the fourth quarter of 2008. BB&T’s risk-based capital ratios are significantly higher than an average of its peers and remain well above regulatory standards for well-capitalized banks.

     During the fourth quarter, BB&T declared a quarterly cash dividend of $.47 per share, up 2.2% compared to the fourth quarter of 2007. BB&T has increased the cash dividend for 37 consecutive years and has paid a dividend every year since 1903.

Strong Balance Sheet Growth

     Average loans and leases totaled $97.2 billion for the fourth quarter of 2008, reflecting an increase of $6.4 billion, or 7.1%, compared to the fourth quarter of 2007. This increase was led by growth in average commercial loans and leases, which increased $5.5 billion, or 12.4%; average sales finance loans, which increased $310 million, or 5.1%; average revolving credit loans, which increased $189 million, or 12.2%; and growth in average loans originated by BB&T’s specialized lending subsidiaries, which increased $543 million, or 10.2%, compared to the fourth quarter last year. For the full year 2008, average loans and leases were $95.2 billion, an increase of 8.2% compared to the same period last year.

     Average deposits totaled $92.0 billion for the fourth quarter of 2008, an increase of $6.7 billion, or 7.9%, compared to the fourth quarter of last year. The growth rate in average client deposits was 6.3% compared to the fourth quarter of 2007 and accelerated to 8.1%, on an annualized basis, compared to the third quarter of 2008. The pace of deposit growth accelerated throughout the fourth quarter.

     Average securities available for sale totaled $26.6 billion for the fourth quarter of 2008, an increase of 10.9% compared to the fourth quarter of 2007. The increase in the securities portfolio reflects the initial deployment of the capital invested by the U.S. Treasury in connection with the CPP.

Core net interest margin improves to 3.68%

     BB&T’s fully taxable equivalent net interest income totaled $1.2 billion for the fourth quarter on an operating basis, an increase of 14.6% compared to the same quarter of 2007. The operating net interest margin was 3.68% for the current quarter, up 2 basis points from 3.66% for the third quarter of 2008 and up 22 basis points from 3.46% in the fourth quarter last year. On a GAAP basis, the net interest margin was reduced by BB&T’s settlement with the Internal Revenue Service related to leveraged lease transactions. The settlement increased fourth quarter net income by $17 million as a result of an $84 million benefit to the tax provision; however, it reduced net interest income by $67 million and reduced the margin by 21 basis points.

BB&T’s Fee Based Businesses Produce Solid Quarterly Growth Rates

     Noninterest income, excluding securities gains and losses, increased $49 million, or 6.8%, during the fourth quarter of 2008 compared to 2007. These increases were composed of higher revenues from BB&T’s insurance operations, which increased $26 million, or 11.8%, and record revenues from BB&T’s investment banking and brokerage operations, which increased $11 million, or 12.9%, compared to the fourth quarter last year. Revenue from both service charges on deposit accounts and other nondeposit fees and commissions increased slightly as compared to the fourth quarter of 2007, while trust and investment advisory revenues declined $10 million. The decline in trust and investment advisory revenues was due to lower asset values, which are the basis for these revenues.

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     These increases also include a solid performance from mortgage banking operations during the quarter. Revenues from mortgage banking operations totaled $76 million for the fourth quarter of 2008, an increase of 181.5% compared to the fourth quarter of 2007. This increase reflects the adoption of fair value accounting standards and the net change in the mortgage servicing rights valuation. Fair value accounting increased mortgage banking income by $11 million, but was neutral to earnings because it also resulted in an $11 million increase in personnel expense during the quarter. The net change in the valuation of mortgage servicing rights resulted in an increase of $31 million compared to the fourth quarter of 2007. The increase was the result of the mortgage servicing rights hedge outperforming the decline in the value of the asset. Excluding the impact of these items, mortgage banking income increased $7 million, or 21.9%, compared to the same period last year. The growth in mortgage banking income includes strong production revenues from residential mortgage banking operations.

     Other noninterest income totaled $7 million for the fourth quarter of 2008, down substantially compared to $44 million earned in the same quarter last year. This decrease primarily resulted from $25 million in losses on trading, hedging and other market-related activities as well as reduced earnings of $10 million from investments in low income housing partnerships that generate tax benefits.

BB&T Continues to Expand Through Acquisitions

     On Dec. 12, 2008, BB&T announced the acquisition of $506 million in deposits of Haven Trust Bank of Duluth, Ga., through an agreement with the Federal Deposit Insurance Corporation (FDIC).

     In December, Grandbridge Real Estate Capital, LLC, a commercial mortgage banking subsidiary of BB&T, announced the acquisition of Live Oak Capital Ltd. Live Oak Capital specializes in debt and equity placement and loan servicing for the commercial real estate industry.

     In addition, BB&T Insurance Services continued to expand with the acquisitions of J. Rolfe Davis Insurance Agency Inc. of Maitland, Fla., and TAPCO Underwriters Inc. of Burlington, N.C. These acquisitions were completed on Dec. 31, 2008.

     At Dec. 31, 2008, BB&T had $152.0 billion in assets and operated 1,511 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT.

     For additional information about BB&T’s financial performance, company news, products and services, please visit our Web site at www.BBT.com.

Earnings Webcast

     To hear a live webcast of BB&T’s fourth quarter 2008 earnings conference call at 11:00 a.m. (EST) today, please visit our Web site at www.BBT.com. Replays of the conference call will be available through our Web site until Friday, Feb. 6 or by dialing 1-888-203-1112 plus access code 6794434 until Wednesday, Jan. 28.

#

     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non-GAAP” measures in their analysis of the Corporation’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

     This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results may differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that may affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

		For the Three Months Ended	Increase (Decrease)
(Dollars in millions, except per share data)		12/31/08	12/31/07	$	%
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent		$1,824	$2,037	$(213)	(10.5	) %
Interest expense		669	1,029	(360)	(35.0)
Net interest income - taxable equivalent		1,155	1,008	147	14.6
Less: Taxable equivalent adjustment		23	17	6	35.3
Net interest income		1,132	991	141	14.2
Provision for credit losses		528	184	344	187.0
Net interest income after provision for credit losses		604	807	(203)	(25.2)
Noninterest income		766	718	48	6.7
Noninterest expense		1,010	925	85	9.2
Operating earnings before income taxes		360	600	(240)	(40.0)
Provision for income taxes		96	185	(89)	(48.1)
Operating earnings (1)		264	415	(151)	(36.4)
Dividends and accretion on preferred stock		21	-	21	100.0
Operating earnings available to common shareholders (1)		$243	$415	$(172)	(41.4	) %
PER COMMON SHARE DATA BASED ON OPERATING EARNINGS
AVAILABLE TO COMMON SHAREHOLDERS (1)
Basic earnings		$.44	$.76	$(.32)	(42.1	) %
Diluted earnings		.44	.75	(.31)	(41.3)
Weighted average common shares (in thousands) -	Basic	552,732	547,795
	Diluted	556,746	551,078
Dividends paid per common share		$.47	$.46	$.01	2.2%
PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets		.74%	1.26%
Return on average common equity (2)		7.26	13.00
Net yield on earning assets (taxable equivalent)		3.68	3.46
Noninterest income as a percentage of
total income (taxable equivalent) (3)		39.0	41.7
Efficiency ratio (taxable equivalent) (3)		51.9	52.8
CASH BASIS PERFORMANCE BASED ON OPERATING EARNINGS (1)(4)
Cash basis operating earnings available to common shareholders		$257	$432	$(175)	(40.5	) %
Basic earnings per common share		.47	.79	(.32)	(40.5)
Diluted earnings per common share		.46	.78	(.32)	(41.0)
Return on average tangible assets		.81%	1.37%
Return on average common tangible equity (2)		13.45	24.03
Efficiency ratio (taxable equivalent) (3)		50.6	51.3

		For the Three Months Ended	Increase (Decrease)
(Dollars in millions, except per share data)		12/31/08	12/31/07	$	%
INCOME STATEMENTS
Interest income		$1,729	$2,012	$(283)	(14.1	) %
Interest expense		664	1,021	(357)	(35.0)
Net interest income		1,065	991	74	7.5
Provision for credit losses		528	184	344	187.0
Net interest income after provision for credit losses		537	807	(270)	(33.5)
Noninterest income		807	718	89	12.4
Noninterest expense		1,014	942	72	7.6
Income before income taxes		330	583	(253)	(43.4)
Provision for income taxes		25	172	(147)	(85.5)
Net income		305	411	(106)	(25.8)
Dividends and accretion on preferred stock		21	-	21	100.0
Net income available to common shareholders		$284	$411	$(127)	(30.9	) %
PER COMMON SHARE DATA
Basic earnings		$.51	$.75	$(.24)	(32.0	) %
Diluted earnings		.51	.75	(.24)	(32.0)
Weighted average common shares (in thousands) -	Basic	552,732	547,795
	Diluted	556,746	551,078
PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets		.86%	1.24%
Return on average common equity (2)		8.47	12.89
Efficiency ratio (taxable equivalent) (3)		54.0	53.8

NOTES:	Applicable ratios are annualized.
	(1)	Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $(41 million) and $4 million, net of tax, in the fourth quarters of 2008 and 2007, respectively. See Reconciliation Tables included herein.
	(2)	Based on earnings available to common shareholders.
	(3)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
	(4)	Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

		For the Twelve Months Ended	Increase (Decrease)
(Dollars in millions, except per share data)		12/31/08	12/31/07	$	%
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent		$7,380	$7,977	$(597)	(7.5	) %
Interest expense		2,992	4,029	(1,037)	(25.7)
Net interest income - taxable equivalent		4,388	3,948	440	11.1
Less: Taxable equivalent adjustment		83	68	15	22.1
Net interest income		4,305	3,880	425	11.0
Provision for credit losses		1,445	448	997	222.5
Net interest income after provision for credit losses		2,860	3,432	(572)	(16.7)
Noninterest income		3,060	2,774	286	10.3
Noninterest expense		3,952	3,601	351	9.7
Operating earnings before income taxes		1,968	2,605	(637)	(24.5)
Provision for income taxes		571	856	(285)	(33.3)
Operating earnings (1)		1,397	1,749	(352)	(20.1)
Dividends and accretion on preferred stock		21	-	21	100.0
Operating earnings available to common shareholders (1)		$1,376	$1,749	$(373)	(21.3	) %
PER COMMON SHARE DATA BASED ON OPERATING EARNINGS
AVAILABLE TO COMMON SHAREHOLDERS (1)
Basic earnings		$2.51	$3.20	$(.69)	(21.6	) %
Diluted earnings		2.49	3.17	(.68)	(21.5)
Weighted average common shares (in thousands) -	Basic	548,847	547,184
	Diluted	552,498	551,755
Dividends paid per common share		$1.86	$1.76	$.10	5.7%
PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets		1.02%	1.38%
Return on average common equity (2)		10.51	14.37
Net yield on earning assets (taxable equivalent)		3.63	3.52
Noninterest income as a percentage of
total income (taxable equivalent) (3)		40.3	41.3
Efficiency ratio (taxable equivalent) (3)		52.6	53.1
CASH BASIS PERFORMANCE BASED ON OPERATING EARNINGS (1)(4)
Cash basis operating earnings available to common shareholders		$1,438	$1,816	$(378)	(20.8	) %
Basic earnings per common share		2.62	3.32	(.70)	(21.1)
Diluted earnings per common share		2.60	3.29	(.69)	(21.0)
Return on average tangible assets		1.11%	1.50%
Return on average common tangible equity (2)		19.30	26.82
Efficiency ratio (taxable equivalent) (3)		51.3	51.6

		For the Twelve Months Ended	Increase (Decrease)
(Dollars in millions, except per share data)		12/31/08	12/31/07	$	%
INCOME STATEMENTS
Interest income		$7,207	$7,894	$(687)	(8.7	) %
Interest expense		2,969	4,014	(1,045)	(26.0)
Net interest income		4,238	3,880	358	9.2
Provision for credit losses		1,445	448	997	222.5
Net interest income after provision for credit losses		2,793	3,432	(639)	(18.6)
Noninterest income		3,197	2,774	423	15.2
Noninterest expense		3,921	3,636	285	7.8
Income before income taxes		2,069	2,570	(501)	(19.5)
Provision for income taxes		550	836	(286)	(34.2)
Net income		1,519	1,734	(215)	(12.4)
Dividends and accretion on preferred stock		21	-	21	100.0
Net income available to common shareholders		$1,498	$1,734	$(236)	(13.6	) %
PER COMMON SHARE DATA
Basic earnings		$2.73	$3.17	$(.44)	(13.9	) %
Diluted earnings		2.71	3.14	(.43)	(13.7)
Weighted average common shares (in thousands) -	Basic	548,847	547,184
	Diluted	552,498	551,755
PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets		1.11%	1.37%
Return on average common equity (2)		11.44	14.25
Efficiency ratio (taxable equivalent) (3)		52.1	53.7

NOTES:	Applicable ratios are annualized.
	(1)	Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $(122 million) and $15 million, net of tax, in 2008 and 2007, respectively. See Reconciliation Tables included herein.
	(2)	Based on earnings available to common shareholders.
	(3)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
	(4)	Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

			As of / For the Twelve Months Ended		Increase (Decrease)
(Dollars in millions)			12/31/08	12/31/07	$	%
CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks			$1,687	$2,054	$(367)	(17.9	) %
Interest-bearing deposits with banks			1,082	592	490	82.8
Federal funds sold and other earning assets			396	715	(319)	(44.6)
Securities available for sale			32,843	22,419	10,424	46.5
Trading securities			376	1,009	(633)	(62.7)
Total securities			33,219	23,428	9,791	41.8
Commercial loans and leases			50,480	44,870	5,610	12.5
Direct retail loans			15,454	15,691	(237)	(1.5)
Sales finance loans			6,354	6,021	333	5.5
Revolving credit loans			1,777	1,618	159	9.8
Mortgage loans			17,091	17,467	(376)	(2.2)
Specialized lending			6,089	5,240	849	16.2
Total loans and leases held for investment			97,245	90,907	6,338	7.0
Loans held for sale			1,424	779	645	82.8
Total loans and leases			98,669	91,686	6,983	7.6
Allowance for loan and lease losses			1,574	1,004	570	56.8
Total earning assets			133,735	116,466	17,269	14.8
Premises and equipment, net			1,580	1,529	51	3.3
Goodwill			5,483	5,194	289	5.6
Core deposit and other intangibles			542	489	53	10.8
Other assets			10,931	7,935	2,996	37.8
Total assets			152,015	132,618	19,397	14.6
Noninterest-bearing deposits			13,649	13,059	590	4.5
Interest checking			2,576	1,201	1,375	114.5
Other client deposits			39,413	35,504	3,909	11.0
Client certificates of deposit			27,937	26,972	965	3.6
Total client deposits			83,575	76,736	6,839	8.9
Other interest-bearing deposits			15,038	10,030	5,008	49.9
Total deposits			98,613	86,766	11,847	13.7
Fed funds purchased, repos and other borrowings			10,788	10,634	154	1.4
Long-term debt			18,032	18,693	(661)	(3.5)
Total interest-bearing liabilities			113,784	103,034	10,750	10.4
Other liabilities			8,545	3,893	4,652	119.5
Total liabilities			135,978	119,986	15,992	13.3
Total shareholders' equity			$16,037	$12,632	$3,405	27.0%
Average balances
Securities, at amortized cost			$24,497	$23,311	$1,186	5.1%
Commercial loans and leases			47,559	42,475	5,084	12.0
Direct retail loans			15,580	15,471	109.7
Sales finance loans			6,216	5,903	313	5.3
Revolving credit loans			1,664	1,460	204	14.0
Mortgage loans			18,577	17,489	1,088	6.2
Specialized lending			5,599	5,154	445	8.6
Total loans and leases			95,195	87,952	7,243	8.2
Allowance for loan and lease losses			1,209	922	287	31.1
Other earning assets			1,160	1,042	118	11.3
Total earning assets			120,852	112,305	8,547	7.6
Total assets			136,881	126,420	10,461	8.3
Noninterest-bearing deposits			13,061	13,151	(90)	(.7)
Interest checking			2,376	2,297	79	3.4
Other client deposits			36,676	34,273	2,403	7.0
Client certificates of deposit			26,908	26,039	869	3.3
Total client deposits			79,021	75,760	3,261	4.3
Other interest-bearing deposits			9,810	7,741	2,069	26.7
Total deposits			88,831	83,501	5,330	6.4
Fed funds purchased, repos and other borrowings			10,580	9,325	1,255	13.5
Long-term debt			19,839	18,045	1,794	9.9
Total interest-bearing liabilities			106,189	97,720	8,469	8.7
Total shareholders' equity			$13,495	$12,166	$1,329	10.9%

	As of / For the Quarter Ended
(Dollars in millions, except per share data)		12/31/08	9/30/08	6/30/08	3/31/08	12/31/07
MISCELLANEOUS INFORMATION

Unrealized appreciation (depreciation) on
securities available for sale, net of tax		$(324)	$(398)	$(274)	$(18)	$(28)
Derivatives (notional value)		74,177	67,287	59,795	57,925	47,197
Fair value of derivatives portfolio		626	219	156	380	181
Common stock prices:	High	40.00	45.31	37.85	36.96	42.61
	Low	21.47	18.71	21.40	25.92	30.36
End of period		27.46	37.80	22.77	32.06	30.67
Weighted average common shares (in thousands) -	Basic	552,732	549,761	546,628	546,214	547,795
	Diluted	556,746	553,544	549,758	548,946	551,078
End of period common shares outstanding (in thousands)		559,248	552,259	546,928	546,799	545,955
End of period banking offices		1,511	1,501	1,489	1,494	1,492
ATMs		2,195	2,178	2,173	2,165	2,158
FTEs		29,633	29,818	30,089	29,726	29,394

NOTES:	All items referring to average loans and leases include loans held for sale.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended
(Dollars in millions, except per share data)	12/31/08	9/30/08	6/30/08	3/31/08	12/31/07
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$1,488	$1,511	$1,512	$1,604	$1,715
Interest and dividends on securities	332	303	299	303	308
Interest on short-term investments	4	7	6	11	14
Total interest income - taxable equivalent	1,824	1,821	1,817	1,918	2,037
Interest expense
Interest on deposits	423	449	455	564	655
Interest on fed funds purchased, repos and other borrowings	45	55	64	94	118
Interest on long-term debt	201	208	208	226	256
Total interest expense	669	712	727	884	1,029
Net interest income - taxable equivalent	1,155	1,109	1,090	1,034	1,008
Less: Taxable equivalent adjustment	23	21	22	17	17
Net interest income	1,132	1,088	1,068	1,017	991
Provision for credit losses	528	364	330	223	184
Net interest income after provision for
credit losses	604	724	738	794	807
Noninterest income
Insurance income	247	232	237	212	221
Service charges on deposits	171	176	172	154	165
Other nondeposit fees and commissions	137	137	139	128	133
Investment banking and brokerage fees and commissions	96	84	88	86	85
Trust and investment advisory revenues	32	37	38	40	42
Mortgage banking income	76	83	57	59	27
Securities gains (losses), net	-	(2)	10	43	1
Other noninterest income	7	30	39	15	44
Total noninterest income	766	777	780	737	718
Noninterest expense
Personnel expense	537	552	565	547	516
Occupancy and equipment expense	135	127	124	123	126
Foreclosed property expense	27	22	17	13	13
Amortization of intangibles	23	25	25	27	27
Other noninterest expense	288	274	266	235	243
Total noninterest expense	1,010	1,000	997	945	925
Operating earnings before income taxes	360	501	521	586	600
Provision for income taxes	96	146	144	185	185
Operating earnings (1)	264	355	377	401	415
Dividends and accretion on preferred stock	21	-	-	-	-
Operating earnings available to
common shareholders (1)	$243	$355	$377	$401	$415
PER COMMON SHARE DATA BASED ON OPERATING EARNINGS
AVAILABLE TO COMMON SHAREHOLDERS (1)
Basic earnings	$.44	$.64	$.69	$.73	$.76
Diluted earnings	.44	.64	.69	.73	.75
Dividends paid per common share	.47	.47	.46	.46	.46
PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	.74%	1.03%	1.12%	1.21%	1.26%
Return on average common equity (2)	7.26	10.74	11.69	12.47	13.00
Net yield on earning assets (taxable equivalent)	3.68	3.66	3.65	3.54	3.46
Efficiency ratio (taxable equivalent) (3)	51.9	52.3	52.5	54.0	52.8
Noninterest income as a percentage of
total income (taxable equivalent) (3)	39.0	40.5	41.6	40.2	41.7
Average earning assets as a percentage of
average total assets	88.4	88.4	88.4	88.0	88.6
Average loans and leases as a percentage of
average deposits	105.7	106.6	109.4	107.1	106.5
CASH BASIS PERFORMANCE BASED ON OPERATING EARNINGS (1)(4)
Cash basis operating earnings
available to common shareholders	$257	$371	$392	$418	$432
Basic earnings per common share	.47	.67	.72	.76	.79
Diluted earnings per common share	.46	.67	.71	.76	.78
Return on average tangible assets	.81%	1.12%	1.22%	1.32%	1.37%
Return on average common tangible equity (2)	13.45	19.77	21.44	22.81	24.03
Efficiency ratio (taxable equivalent) (3)	50.6	51.0	51.2	52.4	51.3

NOTES:	Applicable ratios are annualized.
	(1)	Operating earnings exclude the effect of merger-related and restructuring charges or credits and nonrecurring items. These amounts totaled $(41 million) $(3 million), $(51 million), $(27 million) and $4 million, net of tax, for the quarters ended December 31, 2008, September 30, 2008, June 30, 2008, March 31, 2008, and December 31, 2007, respectively. See Reconciliation Tables included herein.
	(2)	Based on earnings available to common shareholders.
	(3)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
	(4)	Cash basis operating performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	12/31/08	9/30/08	6/30/08	3/31/08	12/31/07

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$1,408	$1,499	$1,501	$1,595	$1,706
Interest and dividends on securities	317	287	283	289	292
Interest on short-term investments	4	7	6	11	14
Total interest income	1,729	1,793	1,790	1,895	2,012
Interest expense
Interest on deposits	423	449	455	564	655
Interest on fed funds purchased, repos and other borrowings	40	48	59	88	110
Interest on long-term debt	201	208	208	226	256
Total interest expense	664	705	722	878	1,021
Net interest income	1,065	1,088	1,068	1,017	991
Provision for credit losses	528	364	330	223	184
Net interest income after provision for
credit losses	537	724	738	794	807
Noninterest income
Insurance income	247	232	237	212	221
Service charges on deposits	171	176	172	154	165
Other nondeposit fees and commissions	137	137	139	128	133
Investment banking and brokerage fees and commissions	96	84	88	86	85
Trust and investment advisory revenues	32	37	38	40	42
Mortgage banking income	76	83	57	59	27
Securities gains (losses), net	41	13	10	43	1
Other noninterest income	7	30	86	49	44
Total noninterest income	807	792	827	771	718
Noninterest expense
Personnel expense	537	552	565	547	516
Occupancy and equipment expense	135	127	124	123	126
Foreclosed property expense	27	22	17	13	13
Amortization of intangibles	23	25	25	27	27
Merger-related and restructuring charges (credits), net	4	5	1	5	3
Other noninterest expense	288	278	230	221	257
Total noninterest expense	1,014	1,009	962	936	942
Income before income taxes	330	507	603	629	583
Provision for income taxes	25	149	175	201	172
Net income	305	358	428	428	411
Dividends and accretion on preferred stock	21	-	-	-	-
Net income available to common shareholders	$284	$358	$428	$428	$411
PER COMMON SHARE DATA
Basic earnings	$.51	$.65	$.78	$.78	$.75
Diluted earnings	.51	.65	.78	.78	.75

	For the Quarter Ended
	12/31/08	9/30/08	6/30/08	3/31/08	12/31/07
ANNUALIZED INTEREST YIELDS / RATES (1)(2)
Interest income:
Securities:
U.S. government-sponsored entities (GSE)	4.34%	5.08%	5.12%	4.69%	4.62%
Mortgage-backed securities issued by GSE	5.01	4.89	4.79	5.14	5.27
States and political subdivisions	6.48	6.40	6.07	6.32	6.73
Non-agency mortgage-backed securities	5.81	5.82	5.81	5.81	5.80
Other securities	2.94	3.88	5.44	6.12	7.20
Trading securities	2.19	2.99	2.81	5.89	4.06
Total securities	5.00	5.03	5.01	5.18	5.15
Loans:
Commercial loans and leases (3)	5.16	5.42	5.59	6.47	7.41
Direct retail loans	6.11	6.35	6.47	6.94	7.29
Sales finance loans	6.61	6.57	6.60	6.72	6.88
Revolving credit loans	10.49	10.72	10.86	11.78	12.47
Mortgage loans	5.96	6.01	5.99	6.03	6.07
Specialized lending	12.47	12.49	12.99	13.22	13.10
Total loans (3)	6.09	6.28	6.40	6.95	7.50
Other earning assets	1.33	2.61	2.48	3.41	4.48
Total earning assets (3)	5.81	6.00	6.09	6.56	6.98
Interest expense:
Interest-bearing deposits:
Interest checking	.74	1.32	.97	1.76	2.22
Other client deposits	1.41	1.62	1.57	2.11	2.69
Client certificates of deposit	3.28	3.33	3.73	4.30	4.58
Other interest-bearing deposits	2.13	2.61	2.74	3.38	4.72
Total interest-bearing deposits	2.14	2.32	2.49	3.07	3.60
Fed funds purchased, repos and other borrowings	1.47	2.44	2.51	3.50	4.37
Long-term debt	4.52	4.00	3.83	4.73	5.39
Total interest-bearing liabilities	2.45	2.66	2.77	3.42	4.02
Net yield on earning assets (3)	3.68%	3.66%	3.65%	3.54%	3.46%

NOTES:	(1)	Fully taxable equivalent yields. Securities yields calculated based on amortized cost.
	(2)	Excludes basis adjustments for fair value hedges.
	(3)	Adjusted for the impact of a $67 million charge for leveraged leases in the fourth quarter of 2008.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	12/31/08	9/30/08	6/30/08	3/31/08	12/31/07
SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$32,843	$20,534	$22,657	$23,487	$22,419
Trading securities	376	548	514	609	1,009
Total securities	33,219	21,082	23,171	24,096	23,428
Commercial loans and leases	50,480	48,694	47,790	46,277	44,870
Direct retail loans	15,454	15,569	15,623	15,570	15,691
Sales finance loans	6,354	6,314	6,266	6,052	6,021
Revolving credit loans	1,777	1,718	1,667	1,598	1,618
Mortgage loans	17,091	17,259	17,304	17,446	17,467
Specialized lending	6,089	5,709	5,550	5,186	5,240
Total loans and leases held for investment	97,245	95,263	94,200	92,129	90,907
Loans held for sale	1,424	1,419	1,515	1,822	779
Total loans and leases	98,669	96,682	95,715	93,951	91,686
Allowance for loan and lease losses	1,574	1,377	1,257	1,097	1,004
Other earning assets	1,478	1,046	975	1,098	1,307
Total earning assets	133,735	119,409	120,300	119,174	116,466
Total assets	152,015	137,041	136,465	136,417	132,618
Noninterest-bearing deposits	13,649	13,534	13,567	13,377	13,059
Interest checking	2,576	2,189	2,542	1,150	1,201
Other client deposits	39,413	37,786	36,871	35,196	35,504
Client certificates of deposit	27,937	26,519	26,801	26,819	26,972
Total client deposits	83,575	80,028	79,781	76,542	76,736
Other interest-bearing deposits	15,038	8,359	8,433	10,939	10,030
Total deposits	98,613	88,387	88,214	87,481	86,766
Fed funds purchased, repos and other borrowings	10,788	10,075	10,804	9,610	10,634
Long-term debt	18,032	21,337	20,556	21,544	18,693
Total interest-bearing liabilities	113,784	106,265	106,007	105,258	103,034
Total shareholders' equity	16,037	12,935	12,800	12,842	12,632
Goodwill	5,483	5,340	5,306	5,226	5,194
Core deposit and other intangibles	542	507	505	474	489
Total intangibles	6,025	5,847	5,811	5,700	5,683
Mortgage servicing rights	$468	$696	$702	$496	$560
Average balances
Securities, at amortized cost	$26,573	$24,083	$23,898	$23,414	$23,967
Commercial loans and leases	49,430	48,132	47,098	45,549	43,969
Direct retail loans	15,501	15,595	15,584	15,639	15,640
Sales finance loans	6,352	6,292	6,188	6,031	6,042
Revolving credit loans	1,737	1,688	1,628	1,602	1,548
Mortgage loans	18,352	18,485	18,902	18,574	18,297
Specialized lending	5,852	5,751	5,466	5,323	5,309
Total loans and leases	97,224	95,943	94,866	92,718	90,805
Allowance for loan and lease losses	1,416	1,281	1,118	1,018	945
Other earning assets	1,347	975	1,035	1,282	1,257
Total earning assets	125,144	121,001	119,799	117,414	116,029
Total assets	141,555	136,933	135,557	133,425	131,009
Noninterest-bearing deposits	13,298	13,181	13,086	12,676	13,040
Interest checking	2,270	2,369	2,566	2,301	2,293
Other client deposits	38,791	38,369	34,650	34,851	34,981
Client certificates of deposit	27,509	26,317	26,742	27,061	26,682
Total client deposits	81,868	80,236	77,044	76,889	76,996
Other interest-bearing deposits	10,118	9,785	9,641	9,694	8,264
Total deposits	91,986	90,021	86,685	86,583	85,260
Fed funds purchased, repos and other borrowings	12,296	8,915	10,350	10,760	10,739
Long-term debt	17,700	20,770	21,697	19,201	18,864
Total interest-bearing liabilities	108,684	106,525	105,646	103,868	101,823
Total shareholders' equity	$14,924	$13,133	$12,982	$12,929	$12,655
SELECTED CAPITAL INFORMATION (1)
Risk-based capital:
Tier 1	$13,185	$10,008	$9,317	$9,287	$9,085
Total	18,852	15,318	14,673	14,644	14,233
Risk-weighted assets	110,060	106,097	104,455	103,546	100,053
Average quarterly tangible assets	136,325	131,469	129,915	127,653	125,515
Risk-based capital ratios:
Tier 1	12.0%	9.4%	8.9%	9.0%	9.1%
Total	17.1	14.4	14.0	14.1	14.2
Leverage capital ratio	9.7	7.6	7.2	7.3	7.2
Equity as a percentage of total assets	10.5	9.4	9.4	9.4	9.5
Tangible equity as a percentage of tangible assets (2)	7.4	5.8	5.7	5.6	5.7
Tangible common equity as a percentage of tangible assets (2)	5.3	5.8	5.7	5.6	5.7
Book value per common share	$23.16	$23.42	$23.40	$23.49	$23.14
Tangible book value per common share (2)	13.93	13.91	13.60	13.47	13.18

NOTES:	All items referring to average loans and leases include loans held for sale.
	(1)	Current quarter risk-based capital information is preliminary.
	(2)	Tangible common equity and assets are based on regulatory Tier 1 capital definition.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended
(Dollars in millions)	12/31/08	9/30/08	6/30/08	3/31/08	12/31/07
ASSET QUALITY ANALYSIS
Allowance For Credit Losses
Beginning balance	$1,393	$1,273	$1,113	$1,015	$941
Allowance for acquired (sold) loans, net	-	(2)	-	-	1
Provision for credit losses	528	364	330	223	184
Charge-offs
Commercial loans and leases	(123)	(87)	(48)	(18)	(26)
Direct retail loans	(49)	(41)	(38)	(28)	(18)
Sales finance loans	(18)	(15)	(13)	(13)	(10)
Revolving credit loans	(23)	(20)	(18)	(18)	(11)
Mortgage loans	(45)	(33)	(13)	(5)	(6)
Specialized lending	(76)	(61)	(55)	(59)	(54)
Total charge-offs	(334)	(257)	(185)	(141)	(125)
Recoveries
Commercial loans and leases	7	3	2	4	2
Direct retail loans	3	3	3	3	3
Sales finance loans	1	2	2	2	2
Revolving credit loans	3	2	3	3	3
Mortgage loans	1	-	-	-	-
Specialized lending	5	5	5	4	4
Total recoveries	20	15	15	16	14
Net charge-offs	(314)	(242)	(170)	(125)	(111)
Ending balance	$1,607	$1,393	$1,273	$1,113	$1,015

Allowance For Credit Losses
Allowance for loan and lease losses	$1,574	$1,377	$1,257	$1,097	$1,004
Reserve for unfunded lending commitments	33	16	16	16	11
Total	$1,607	$1,393	$1,273	$1,113	$1,015
Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$845	$722	$621	$443	$273
Direct retail loans	89	76	65	60	43
Sales finance loans	7	6	4	5	5
Mortgage loans	375	298	250	185	119
Specialized lending	97	94	76	67	62
Total nonaccrual loans and leases	1,413	1,196	1,016	760	502
Foreclosed real estate	538	382	232	178	143
Other foreclosed property	79	60	53	51	51
Nonperforming assets	$2,030	$1,638	$1,301	$989	$696
Loans 90 days or more past due
and still accruing (1)
Commercial loans and leases	$86	$39	$42	$52	$40
Direct retail loans	117	88	72	59	58
Sales finance loans	26	19	17	15	17
Revolving credit loans	23	17	15	16	15
Mortgage loans	165	123	126	106	85
Specialized lending	14	11	10	10	8
Total loans 90 days or more past due and still accruing	$431	$297	$282	$258	$223
Loans 30 - 89 days past due (1)
Commercial loans and leases	$594	$355	$492	$364	$284
Direct retail loans	270	200	175	185	192
Sales finance loans	146	119	93	86	105
Revolving credit loans	34	29	25	24	24
Mortgage loans	690	582	519	510	506
Specialized lending	313	294	258	216	243

Total loans 30 - 89 days past due	$2,047	$1,579	$1,562	$1,385	$1,354

Asset Quality Ratios
Loans 30-89 days past due and still accruing
as a percentage of total loans and leases (1)	2.07%	1.63%	1.63%	1.47%	1.48%
Loans 90 days or more past due and still accruing
as a percentage of total loans and leases (1)	.44	.31	.29	.27	.24
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	1.43	1.24	1.06	.81	.55
Nonperforming assets as a percentage of:
Total assets	1.34	1.20	.95	.73	.52
Loans and leases plus
foreclosed property	2.04	1.69	1.36	1.05	.76
Net charge-offs as a percentage of
average loans and leases	1.29	1.00	.72	.54	.48
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (2)	1.06	.82	.53	.32	.28
Allowance for loan and lease losses as
a percentage of loans and leases	1.60	1.42	1.31	1.17	1.10
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.62	1.45	1.33	1.19	1.10
Ratio of allowance for loan and lease losses to:
Net charge-offs	1.26	x	1.43	x	1.84	x	2.18	x	2.29	x
Nonaccrual and restructured loans and leases	1.11	1.15	1.24	1.44	2.00

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
	(1)	Excludes mortgage loans guaranteed by GNMA that BB&T does not have the obligation to repurchase.
	(2)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

As of / For the Twelve Months Ended	Increase (Decrease)
(Dollars in millions)	12/31/08	12/31/07	$	%
Allowance For Credit Losses
Beginning balance	$1,015	$888	$127	14.3%
Allowance for acquired (sold) loans, net	(2)	17	(19)	NM
Provision for credit losses	1,445	448	997	222.5
Charge-offs
Commercial loans and leases	(276)	(65)	(211)	324.6
Direct retail loans	(156)	(72)	(84)	116.7
Sales finance loans	(59)	(31)	(28)	90.3
Revolving credit loans	(79)	(47)	(32)	68.1
Mortgage loans	(96)	(10)	(86)	860.0
Specialized lending	(251)	(180)	(71)	39.4
Total charge-offs	(917)	(405)	(512)	126.4
Recoveries
Commercial loans and leases	16	17	(1)	(5.9)
Direct retail loans	12	13	(1)	(7.7)
Sales finance loans	7	8	(1)	(12.5)
Revolving credit loans	11	12	(1)	(8.3)
Mortgage loans	1	-	1	NM
Specialized lending	19	17	2	11.8
Total recoveries	66	67	(1)	(1.5)
Net charge-offs	(851)	(338)	(513)	151.8
Ending balance	$1,607	$1,015	$592	58.3%
Allowance For Credit Losses
Allowance for loan and lease losses	$1,574	$1,004	$570	56.8%
Reserve for unfunded lending commitments	33	11	22	200.0
Total	$1,607	$1,015	$592	58.3%
Asset Quality Ratios
Net charge-offs as a percentage of
average loans and leases	.89%	.38%
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.69	.21
Ratio of allowance for loan and lease losses to
net charge-offs	1.85	x	2.97	x

Percentage Increase (Decrease)
QTD	Annualized Link QTD	YTD
4Q08 vs. 4Q07	4Q08 vs. 3Q08	2008 vs. 2007
PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR
PURCHASE ACQUISITIONS (2)
Average Balances
Commercial loans and leases (3)	13.6%	10.9%	12.4%
Direct retail loans	(0.9)	(2.4)	0.5
Sales finance loans	5.1	3.8	5.3
Revolving credit loans	12.2	11.5	14.0
Mortgage loans	0.3	(2.9)	5.5
Specialized lending	10.0	7.0	7.1
Total loans and leases (3)	7.6	5.4	8.2

Noninterest-bearing deposits	2.0	3.4	(1.1)
Interest checking	(1.0)	(16.8)	1.8
Other client deposits	10.9	4.3	6.7
Client certificates of deposit	2.8	16.7	2.7
Total client deposits	6.2	7.6	3.8
Other interest-bearing deposits	22.4	13.5	26.7
Total deposits	7.8%	8.2%	5.9%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS BASED ON OPERATING EARNINGS
ADJUSTED FOR PURCHASE ACQUISITIONS AND THE IMPLEMENTATION OF FAIR VALUE ACCOUNTING (2)(5)
Net interest income - taxable equivalent	14.5%	16.1%	10.5%
Noninterest income
Insurance income	-	15.0	(0.5)
Service charges on deposits	3.0	(11.3)	9.4
Other nondeposit fees and commissions	3.0	-	7.1
Investment banking and brokerage fees and commissions	14.3	56.8	3.2
Trust and investment advisory revenues	(23.8)	(53.8)	(9.3)
Mortgage banking income (4) (5)	5.4	(60.5)	-
Securities gains (losses), net	NM	NM	NM
Other income (5)	NM	NM	(52.1)
Total noninterest income (4) (5)	(4.8)	(14.9)	1.3
Noninterest expense
Personnel expense (5)	(1.9)	(13.9)	(1.3)
Occupancy and equipment expense	4.7	25.1	4.7
Other noninterest expense	16.1	21.0	15.5
Total noninterest expense (5)	4.5%	2.4%	4.3%

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
	(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.
	(2)	Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2008 and 2007.
	(3)	Adjusted for the sale of leveraged lease investments.
	(4)	Excludes the net impact of valuation adjustments for mortgage servicing rights and gains or losses on mortgage servicing rights-related derivatives.
	(5)	Adjusted for the impact of the implementation of fair value accounting standards on January 1, 2008.
	NM -	not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 13	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions)	12/31/08	9/30/08	6/30/08	3/31/08	12/31/07
SELECTED MORTGAGE BANKING INFORMATION
Residential Mortgage Servicing Rights (1)	$370	$601	$611	$406	$472

Income Statement Impact of Mortgage Servicing
Rights Valuation:
MSRs fair value increase (decrease)	$(247)	$(41)	$152	$(84)	$(85)
MSRs derivative hedge (losses) gains	273	65	(158)	82	80
Net	$26	$24	$(6)	$(2)	$(5)

Residential Mortgage Loan Originations	$3,581	$3,743	$4,721	$4,393	$3,240

Residential Mortgage Servicing Portfolio:
Loans serviced for others	$41,250	$39,292	$36,810	$33,977	$32,762
Bank owned loans serviced	18,434	18,411	18,755	19,155	18,191
Total servicing portfolio	59,684	57,703	55,565	53,132	50,953
Weighted Average Coupon Rate	6.03%	6.01%	5.98%	6.00%	6.01%
Weighted Average Servicing Fee	.370	.366	.365	.363	.363

	For the Quarter Ended
(Dollars in millions, except per share data)	12/31/08	9/30/08	6/30/08	3/31/08	12/31/07
RECONCILIATION TABLE
Net income available to common shareholders	$284	$358	$428	$428	$411
Merger-related and restructuring items, net of tax	3	3	1	3	2
Other, net of tax (4)	(44)	(6)	(52)	(30)	2
Operating earnings available to
common shareholders	243	355	377	401	415
Amortization of intangibles, net of tax	14	15	15	17	16
Amortization of mark-to-market adjustments, net of tax	-	1	-	-	1
Cash basis operating earnings available to
common shareholders	257	371	392	418	432
Return on average assets	.86%	1.04%	1.27%	1.29%	1.24%
Effect of merger-related and restructuring items, net of tax	-	.01	-	.01	.01
Effect of other, net of tax (4)	(.12)	(.02)	(.15)	(.09)	.01
Operating return on average assets	.74	1.03	1.12	1.21	1.26
Effect of amortization of intangibles, net of tax (2)	.07	.09	.10	.11	.11
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	-	-	-
Cash basis operating return on average
tangible assets	.81	1.12	1.22	1.32	1.37
Return on average common equity	8.47%	10.86%	13.27%	13.30%	12.89%
Effect of merger-related and restructuring items, net of tax	.08	.10	.02	.09	.05
Effect of other, net of tax (4)	(1.29)	(.22)	(1.60)	(.92)	.06
Operating return on average common equity	7.26	10.74	11.69	12.47	13.00
Effect of amortization of intangibles, net of tax (2)	6.19	9.00	9.75	10.34	10.99
Effect of amortization of mark-to-market adjustments,
net of tax	-	.03	-	-	.04
Cash basis operating return on average
common tangible equity	13.45	19.77	21.44	22.81	24.03
Efficiency ratio (taxable equivalent) (3)	54.0%	52.8%	49.4%	52.4%	53.8%
Effect of merger-related and restructuring items	(.2)	(.3)	(.1)	(.2)	(.2)
Effect of other (4)	(1.9)	(.2)	3.2	1.8	(.8)
Operating efficiency ratio (3)	51.9	52.3	52.5	54.0	52.8
Effect of amortization of intangibles	(1.3)	(1.3)	(1.3)	(1.6)	(1.5)
Effect of amortization of mark-to-market adjustments	-	-	-	-	-
Cash basis operating efficiency ratio (3)	50.6	51.0	51.2	52.4	51.3
Fee income ratio (3)	40.5%	40.5%	43.0%	41.4%	41.7%
Effect of other (4)	(1.5)	-	(1.4)	(1.2)	-
Operating fee income ratio (3)	39.0	40.5	41.6	40.2	41.7
Net yield on earning assets	3.47%	3.66%	3.65%	3.54%	3.46%
Effect of other (4)	.21	-	-	-	-
Operating net yield on earning assets	3.68	3.66	3.65	3.54	3.46
Basic earnings per common share	$.51	$.65	$.78	$.78	$.75
Effect of merger-related and restructuring items, net of tax	.01	-	-	-	.01
Effect of other, net of tax (4)	(.08)	(.01)	(.09)	(.05)	-
Operating basic earnings per common share	.44	.64	.69	.73	.76
Effect of amortization of intangibles, net of tax	.03	.03	.03	.03	.03
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	-	-	-
Cash basis operating basic earnings per common share	.47	.67	.72	.76	.79
Diluted earnings per common share	$.51	$.65	$.78	$.78	$.75
Effect of merger-related and restructuring items, net of tax	.01	-	-	-	-
Effect of other, net of tax (4)	(.08)	(.01)	(.09)	(.05)	-
Operating diluted earnings per common share	.44	.64	.69	.73	.75
Effect of amortization of intangibles, net of tax	.02	.03	.02	.03	.03
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	-	-	-
Cash basis operating diluted earnings per
common share	.46	.67	.71	.76	.78

NOTES:	Applicable ratios are annualized.
	(1)	Balances exclude commercial mortgage servicing rights totaling $98 million, $95 million, $91 million, $90 million and $88 million as of December 31, 2008, September 30, 2008, June 30, 2008, March 31, 2008 and December 31, 2007, respectively.
	(2)	Reflects the effect of excluding average intangible assets from average assets and average equity, net of deferred taxes, to calculate cash basis ratios.
	(3)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable.
	(4)	The fourth quarter of 2008 reflects net securities gains, other-than-temporary impairment losses and an adjustment related to leveraged leases collectively totaling $44 million, net of tax. The third quarter of 2008 reflects net securities gains, other-than-temporary impairment losses and other nonrecurring professional fees collectively totaling $6 million, net of tax. The second quarter of 2008 reflects a gain from the sale of Visa, Inc. shares and a gain from the early extinguishment of certain FHLB advances collectively totaling $52 million, net of tax. The first quarter of 2008 reflects a gain from the IPO and the reversal of a reserve charge relating to the Visa, Inc. settlement totaling $30 million, net of tax. The fourth quarter of 2007 reflects a reserve charge relating to the Visa, Inc. settlement totaling $9 million, net of tax, and a credit of $7 million to the provision for income taxes related to leveraged leases.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 14	Investor Relations	FAX (336) 733-3132

	For the Twelve Months Ended
(Dollars in millions, except per share data)	12/31/08	12/31/07
RECONCILIATION TABLE
Net income available to common shareholders	$1,498	$1,734
Merger-related and restructuring items, net of tax	10	13
Other, net of tax (3)	(132)	2
Operating earnings available to common shareholders	1,376	1,749
Amortization of intangibles, net of tax	61	65
Amortization of mark-to-market adjustments, net of tax	1	2
Cash basis operating earnings available to common shareholders	1,438	1,816
Return on average assets	1.11%	1.37%
Effect of merger-related and restructuring items, net of tax	.01	.01
Effect of other, net of tax (3)	(.10)	-
Operating return on average assets	1.02	1.38
Effect of amortization of intangibles, net of tax (1)	.09	.12
Effect of amortization of mark-to-market adjustments, net of tax	-	-
Cash basis operating return on average tangible assets	1.11	1.50
Return on average common equity	11.44%	14.25%
Effect of merger-related and restructuring items, net of tax	.08	.10
Effect of other, net of tax (3)	(1.01)	.02
Operating return on average common equity	10.51	14.37
Effect of amortization of intangibles, net of tax (1)	8.79	12.42
Effect of amortization of mark-to-market adjustments, net of tax	-	.03
Cash basis operating return on average common tangible equity	19.30	26.82
Efficiency ratio (taxable equivalent) (2)	52.1%	53.7%
Effect of merger-related and restructuring items	(.2)	(.3)
Effect of other (3)	.7	(.3)
Operating efficiency ratio (2)	52.6	53.1
Effect of amortization of intangibles	(1.3)	(1.5)
Effect of amortization of mark-to-market adjustments	-	-
Cash basis operating efficiency ratio (2)	51.3	51.6
Fee income ratio (2)	41.4%	41.3%
Effect of other (3)	(1.1)	-
Operating fee income ratio (2)	40.3	41.3
Net yield on earning assets	3.58%	3.52%
Effect of other (4)	.05	-
Operating net yield on earning assets	3.63	3.52
Basic earnings per common share	$2.73	$3.17
Effect of merger-related and restructuring items, net of tax	.02	.02
Effect of other, net of tax (3)	(.24)	.01
Operating basic earnings per common share	2.51	3.20
Effect of amortization of intangibles, net of tax	.11	.12
Effect of amortization of mark-to-market adjustments, net of tax	-	-
Cash basis operating basic earnings per common share	2.62	3.32
Diluted earnings per common share	$2.71	$3.14
Effect of merger-related and restructuring items, net of tax	.02	.02
Effect of other, net of tax (3)	(.24)	.01
Operating diluted earnings per common share	2.49	3.17
Effect of amortization of intangibles, net of tax	.11	.12
Effect of amortization of mark-to-market adjustments, net of tax	-	-
Cash basis operating diluted earnings per common share	2.60	3.29

NOTES:	Applicable ratios are annualized.
	(1)	Reflects the effect of excluding average intangible assets from average assets and average equity, net of deferred taxes, to calculate cash basis ratios.
	(2)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related and restructuring charges or credits and nonrecurring items, where applicable.
	(3)	2008 reflects net securities gains, other-than-temporary impairments, gains from the initial IPO and sale of Visa, Inc. shares, a reversal of a reserve charge relating to the Visa, Inc. settlement, gains from the early extinguishment of certain FHLB advances, an adjustment related to leveraged leases and nonrecurring professional expenses collectively totaling $132 million, net of tax. 2007 reflects a reserve charge relating to the Visa, Inc. settlement totaling $9 million, net of tax, and a credit of $7 million to the provision for income taxes related to leveraged leases.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
CREDIT SUPPLEMENT PAGE 1	Investor Relations	FAX (336) 733-3132

(Dollars in millions, except average loan and average client size)
SUPPLEMENTAL COMMERCIAL REAL ESTATE LOAN PORTFOLIO INFORMATION (1)

		As of / For the Period Ended December 31, 2008

RESIDENTIAL ACQUISITION, DEVELOPMENT, AND		Builder /	Land / Land	Condos /
CONSTRUCTION LOANS (ADC)		Construction	Development	Townhomes	Total ADC

Total loans outstanding		$2,905	$4,533	$543	$7,981

Average loan size (in thousands)		296	602	1,280	449
Average client size (in thousands)		851	1,357	3,262	1,149

Percentage of total loans		2.9%	4.6%	.6%	8.1%

Nonaccrual loans and leases as a percentage of category		7.87	5.48	4.24	6.27
Gross charge-offs as a percentage of category		1.20	2.07	3.22	1.83

		As of / For the Period Ended December 31, 2008

					Gross Charge-
				Nonaccrual as a	Offs as a
RESIDENTIAL ACQUISITION, DEVELOPMENT, AND	Total	Percentage of	Nonaccrual Loans	Percentage of	Percentage of
CONSTRUCTION LOANS (ADC) BY STATE OF ORIGINATION	Outstandings	Total	and Leases	Outstandings	Outstandings
North Carolina	$2,926	36.7%	$127	4.35%	.19%
Georgia	1,364	17.1	133	9.77	5.49
Virginia	1,232	15.4	35	2.82	1.60
Florida	846	10.6	139	16.40	3.17
South Carolina	664	8.3	13	1.96	.25
Tennessee	258	3.2	13	4.94	1.73
Kentucky	224	2.8	28	12.56	.27
Washington, D.C.	219	2.7	6	2.87	3.15
West Virginia	140	1.8	6	4.29	1.01
Maryland	108	1.4	-	-	3.81
Total	$7,981	100.0%	$500	6.27%	1.83%

		As of / For the Period Ended December 31, 2008

				Permanent	Total Other
		Commercial	Commercial Land/	Income Producing	Commercial Real
OTHER COMMERCIAL REAL ESTATE LOANS (2)		Construction	Development	Properties	Estate

Total loans outstanding		$2,784	$2,607	$6,146	$11,537

Average loan size (in thousands)		1,370	794	360	515
Average client size (in thousands)		1,793	970	538	733

Percentage of total loans		2.8%	2.6%	6.2%	11.7%

Nonaccrual loans and leases as a percentage of category		.36	1.99	.80	.97
Gross charge-offs as a percentage of category		.15	.64	.13	.25

	As of / For the Period Ended December 31, 2008

					Gross Charge-
				Nonaccrual as a	Offs as a
OTHER COMMERCIAL REAL ESTATE LOANS BY STATE OF	Total	Percentage of	Nonaccrual Loans	Percentage of	Percentage of
ORIGINATION	Outstandings	Total	and Leases	Outstandings	Outstandings
North Carolina	$3,457	30.1%	$15.44%		.09%
Georgia	2,068	17.9	28	1.35	.36
Virginia	1,777	15.4	8.46		.06
South Carolina	900	7.8	9.94		.13
Florida	830	7.2	35	4.20	1.61
Washington, D.C.	674	5.8	-	.04	.04
Maryland	511	4.4	1.15		-
West Virginia	452	3.9	2.52		.03
Kentucky	426	3.7	9	2.12	.04
Tennessee	334	2.9	4	1.25	.70
Other	108.9		-	-	-
Total	$11,537	100.0%	$111.97%		.25%

NOTES:	(1)	Commercial real estate loans (CRE) are defined as loans to finance non-owner occupied real property where the primary repayment source is the sale or rental/lease of the real property. Definition is based on internal classification.
	(2)	Other CRE loans consist primarily of non-residential income producing CRE loans. C&I loans secured by real property are excluded.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
CREDIT SUPPLEMENT PAGE 2	Investor Relations	FAX (336) 733-3132

(Dollars in millions, except average loan size)
SUPPLEMENTAL RESIDENTIAL MORTGAGE PORTFOLIO INFORMATION

	As of / For the Period Ended December 31, 2008

		Construction/
MORTGAGE LOANS	Prime	ALT-A	Permanent	Subprime (1)

Total loans outstanding	$12,103	$3,193	$1,538	$637

Average loan size (in thousands)	195	329	335	69
Average credit score	721	735	735	590

Percentage of total loans	12.3%	3.2%	1.6%	.6%
Percentage that are first mortgages	99.7	99.7	98.9	83.1
Average loan to value	74.6	67.5	77.8	75.3

Nonaccrual loans and leases as a percentage of category	1.51	3.08	4.99	4.70
Gross charge-offs as a percentage of category	.41	.70	.87	2.19

	As of / For the Period Ended December 31, 2008

				Gross Charge-
			Nonaccrual as a	Offs as a
	Total Mortgages	Percentage of	Percentage of	Percentage of
RESIDENTIAL MORTGAGE LOANS BY STATE	Outstanding (1)	Total	Outstandings	Outstandings

North Carolina	$4,315	24.7%	.99%	.09%
Virginia	3,534	20.2	1.81	.41
Florida	2,589	14.8	5.78	1.97
Maryland	1,833	10.5	1.24	.42
Georgia	1,613	9.2	3.21	.71
South Carolina	1,609	9.2	1.76	.23
West Virginia	380	2.2	.89	.17
Kentucky	362	2.1	.67	.33
Tennessee	257	1.5	1.16	.21
Washington, D.C.	195	1.1	1.13	.02
Other	784	4.5	2.26	.60
Total	$17,471	100.0%	2.22%	.57%

(Dollars in millions, except average loan size)
SUPPLEMENTAL HOME EQUITY PORTFOLIO INFORMATION (2)
			As of / For the Period Ended
			December 31, 2008

			Home Equity	Home Equity
HOME EQUITY LOANS & LINES			Loans	Lines

Total loans outstanding			$8,878	$5,497

Average loan size (in thousands) (3)			48	36
Average credit score			725	759

Percentage of total loans			9.0%	5.6%
Percentage that are first mortgages			77.2	24.3
Average loan to value			67.4	66.7

Nonaccrual loans and leases as a percentage of category			.79	.28
Gross charge-offs as a percentage of category			.61	.88

	As of / For the Period Ended December 31, 2008

	Total Home			Gross Charge-
	Equity Loans and		Nonaccrual as a	Offs as a
	Lines	Percentage of	Percentage of	Percentage of
HOME EQUITY LOANS AND LINES BY STATE	Outstanding	Total	Outstandings	Outstandings
North Carolina	$4,992	34.7%	.54%	.29%
Virginia	3,232	22.5	.30	.83
South Carolina	1,407	9.8	1.03	.50
Georgia	1,158	8.1	.66	1.19
West Virginia	863	6.0	.34	.31
Maryland	861	6.0	.27	.68
Florida	721	5.0	1.69	3.51
Kentucky	605	4.2	.73	.35
Tennessee	425	3.0	.96	.21
Washington, D.C.	90.6		1.13	3.89
Other	21.1		.35	.27
Total	$14,375	100.0%	.60%	.71%

NOTES:	(1)	Includes $380 million in loans originated by Lendmark Financial Services, which are disclosed as a part of the specialized lending category, and excludes mortgage loans guaranteed by GNMA that BB&T does not have the obligation to repurchase.
	(2)	Home equity portfolio is a component of direct retail loans and originated through the BB&T branching network.
	(3)	Home equity lines without an outstanding balance are excluded from this calculation.